EXHIBIT 23.1
                           TRIMBLE NAVIGATION LIMITED

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944,
33-57522,  33-62078,  33-78502,   33-84362,  33-91858,   333-04670,   333-28429,
333-53703, 333-84949, 333-38264, 333-65758, 333-65760, and 333-97979) pertaining to the 1983 Stock Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, the 1993 Stock Option Plan, C. Trimble Non-statutory Option Plan, and the 2002 Stock Option Plan and the related Prospectuses, of our report dated January 24, 2003 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report (Form 10-K) for the year ended January 3, 2003.



                                                     /s/ Ernst & Young LLP



March 4, 2003
Palo Alto, California